Exhibit 24.1

NACCO INDUSTRIES, INC.
REGISTRATION STATEMENT ON FORM S-8
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of NACCO Industries, Inc., a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of J.C. Butler, Jr., John D. Neumann, and Matthew J. Dilluvio, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s Class A Common Stock, $1.00 par value per share, issuable in connection with the Amended and Restated Executive Long-Term Incentive Compensation Plan (effective March 1, 2026), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in and about the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys-in-fact and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 6th day of August 2026.

/s/ J.C. Butler, Jr.	/s/ Elizabeth I. Loveman
J.C. Butler, Jr.	Elizabeth I. Loveman
President, Chief Executive Officer (Principal Executive Officer) and Director	Senior Vice President and Controller (Principal Financial and Accounting Officer)

/s/ John S. Dalrymple, III	/s/ John P. Jumper
John S. Dalrymple, III	John P. Jumper
Director	Director

/s/ Dennis W. LaBarre	/s/ W. Paul McDonald
Dennis W. LaBarre	W. Paul McDonald
Director	Director

/s/ Michael S. Miller	/s/ Alfred M. Rankin, Jr.
Michael S. Miller	Alfred M. Rankin, Jr.
Director	Director

/s/ Matthew M. Rankin	/s/ Valerie Gentile Sachs
Matthew M. Rankin	Valerie Gentile Sachs
Director	Director

/s/ Robert S. Shapard	/s/ Britton T. Taplin
Robert S. Shapard	Britton T. Taplin
Director	Director